UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2020

LIBERATED SYNDICATION INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55779	47-5224851
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

5001 Baum Boulevard, Suite 770, Pittsburgh, PA	15213
(Address of principal executive offices)	(Zip Code)

(412) 621-0902
(Registrant’s telephone number, including area code)

 N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 17, 2020, Liberated Syndication Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) to elect five directors, each to serve until the Company’s next annual meeting and until their respective successors are elected and qualified, and (2) to ratify the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 15, 2020.

Stockholders elected all of the Company’s nominees for director for one-year terms expiring at the Company’s next annual meeting of stockholders and approved Proposal 2. The voting results were as follows:

Proposal 1: Elect five directors to hold office until the Company’s next annual meeting and until their respective successors are elected and qualified:

	FOR	WITHHOLD	BROKER NON-VOTE
Bradley Tirpak	9,555,953	2,082,142	4,472,179
Brian Kibby	11,590,929	47,166	4,472,179
Douglas M. Polinsky	11,315,154	322,941	4,472,179
Eric Shahinian	9,574,945	2,063,150	4,472,179
Denis Yevstifeyev	11,296,833	341,262	4,472,179

Proposal 2: Ratify the appointment of Sadler, Gibb & Associates LLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020:

FOR	AGAINST	ABSTAIN
13,583,995	2,267	2,524,012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION INC.

Dated: November 19, 2020	By:	/s/ Richard P. Heyse
Name: Richard P. Heyse Title: Chief Financial Officer